10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Pennsylvania Municipal Bond Fund

Security

Redevelopment Authority of the City of Philadelphia
Advisor

EIMCO

Transaction
 Date

2/16/05

Cost

$4,200,760

Offering Purchase

2.705%

Broker

Underwriting
Syndicate
Members

Ramirez & Co., Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Siebert Brandford Shank & Co.
Advest, Inc.
Wachovia Securities, Inc.


Fund

Pennsylvania Municipal Bond Fund

Security

City of New York

Advisor

EIMCO

Transaction
 Date

2/16/05

Cost

$6,341,400

Offering Purchase
-----------------
4.058%
Broker
------
Ramirez & Co., Inc.
Underwriting
------------
Syndicate
---------
Members
-------
Ramirez & Co., Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Siebert Brandford Shank & Co.
Advest, Inc.
Wachovia Securities, Inc.